Exhibit 99.1

LifeVantage Appointing Terrence Moorehead as Chief Executive Officer

Salt Lake City, UT, April 16, 2026, LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today announced the appointment of Terrence Moorehead as the Company’s new President and Chief Executive Officer and as a member of the Board of Directors (the “Board”), effective August 5, 2026. Mr. Moorehead is expected to commence employment with LifeVantage following the completion of his contractual commitments with his prior employer.

Mr. Moorehead brings more than 25 years of leadership experience revitalizing brands, accelerating customer growth, and delivering sustained financial performance in the direct selling and consumer products industries. He previously served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc. from 2018 through 2025 where he led the company through a multi-year transformation that redefined the business and increased revenue 45% and EBITDA 190%. From 2015 through 2018, he served as Chief Executive Officer of Carlisle Etcetera LLC. From 2013 through 2015, he served as Chief Executive Officer of Dana Beauty, Inc. From 1991 to 2013, he served in various leadership roles at Avon Products, Inc., including VP, Strategy and Digital, for North America, General Manager of Avon Italy, President of Avon Canada, and Chairman and President of Avon Japan.

“Terrence has an outstanding track record of driving growth and scaling leading, global health and wellness brands and we are thrilled to welcome him as our next CEO,” said Raymond Greer, Chairman of the Board of LifeVantage. “Following a comprehensive search process, the Board unanimously concluded that Terrence’s proven ability to lead transformations and his extensive experience in sales, marketing, and finance make him the best choice for the Company and its stockholders, to guide LifeVantage in its next exciting chapter.”

"I'm honored to join LifeVantage at this pivotal moment," said Mr. Moorehead. "The Company’s uniquely differentiated science-backed products, passionate consultant community and dedicated employees create a powerful foundation for the future. I see tremendous potential to further leverage the strong brand position and capabilities and am excited to work alongside the Board and our entire team to sharpen our strategy, drive sustainable growth and deliver meaningful value for our stockholders."

The previously announced retirement of Steve Fife as President, CEO and as a member of the Board is set to take effect on April 30, 2026. In connection with this planned transition, the Board has appointed current director Michael Beindorff as Interim CEO, along with Executive Advisors Kristen Cunningham, Chief Sales Officer, and Carl Aure, Chief Financial Officer, to lead the Company until Mr. Moorehead assumes the role of CEO.

Mr. Greer continued, “On behalf of the entire Board, I want to thank Steve for his leadership and many contributions to LifeVantage over the past nine years. Steve’s vision and dedication were essential in transforming and modernizing our business model, strengthening our financial position, along with expanding our product portfolio and international footprint, ensuring the Company is well positioned for long-term success. We appreciate his commitment to supporting a smooth transition and wish him the very best in his retirement.

“Our interim leadership team comprises highly experienced executives committed to our mission and ensuring continuity for our employees, consultants, and customers. Michael's long history with the Company and strategic perspective as a Board member, combined with the leadership team’s breadth and depth of experience across the entire enterprise, position them well to steward the business through this transition period."

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics-the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the MindBody GLP-1 System™, and the comprehensive gut activator P84, and the activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, the commencement of Mr. Moorehead’s employment as the Company’s CEO and his service as a director and expectations related to these announcements. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contacts:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com